Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Landmark Land Company, Inc. and Subsidiaries dated January 4, 2007 and filed with the Commission on January 9, 2007 (No. 333-139873), of our report dated March 26, 2008 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Aronson & Company

Aronson & Company
Rockville, Maryland
April 15, 2009